SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Geo Point Technologies, Inc.
(Name of Registrant as Specified in its Charter)

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TABLE OF CONTENTS

Page

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 25, 2009

INFORMATION STATEMENT

Introduction	1

Corporate Governance	1

Proposal 1. Election of Directors	3

Proposal 2. Ratification of the Appointment of Hansen, Barnett & Maxwell, P.C.,
as our Independent Registered Public Accounting Firm	4

Principal Stockholders	4

Certain Relationships and Related-Party Transactions	5

Executive Compensation	5

Audit Committee Report	6

Relationship with Independent Auditors	7

Other Matters	8

GEO POINT TECHNOLOGIES, INC.

1306 East Edinger Avenue, Unit C

Santa Ana, CA 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 25, 2009

To the Stockholders of Geo Point Technologies, Inc.:

The 2009 Annual Stockholders’ Meeting (the “Annual Meeting”) of Geo Point Technologies, Inc., will be held September 25, 2009, at 257 East 200 South, Suite 490, Salt Lake City, Utah 84111. The Annual Meeting will convene at 10:00 a.m., local time, to consider and take action on the following proposals:

(1)	to elect three directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

(2)	to ratify the appointment of Hansen, Barnett & Maxwell, P.C., as our independent registered public accounting firm for 2010; and

(3)	to transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Our majority stockholder has determined that he will vote all 3,000,000 of his shares of common stock in favor of proposals one and two as set forth above. Those shares represent just over 92% of our 3,257,000 issued and outstanding shares of common stock, which under Utah law is enough to assure stockholder approval of those proposals without the vote of any of our other stockholders. Accordingly, we are not asking for your proxy and we are requesting that you not send a proxy.

This information statement is being mailed on or about September 4, 2009, to all stockholders of record as of the close of business on August 26, 2009, and is accompanied by a copy of our Annual Report to Stockholders for the year ended March 31, 2009, which includes our audited financial statements and other information.

GEO POINT TECHNOLOGIES, INC.
By Order of the Board of Directors

/s/ Jeffrey T. Jensen
Jeffrey T. Jensen, Secretary
Salt Lake City, Utah
September 4, 2009

We Are Not Asking You for a Proxy and

You Are Requested Not To Send Us a Proxy

GEO POINT TECHNOLOGIES, INC.

1306 East Edinger Avenue, Unit C

Santa Ana, CA 92705

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is furnished by the board of directors of Geo Point Technologies, Inc., in connection with the election of three directors to the board of directors at the annual meeting of the stockholders (“Annual Meeting”), to be held at 257 East 200 South, Suite 490, Salt Lake City, Utah 84111, on September 25, 2009, at 10:00 a.m., local time, or at any adjournment thereof.

CORPORATE GOVERNANCE

Executive Officers and Directors

Our articles of incorporation provide for the election of the entire board of directors at each annual meeting of stockholders, with each director to serve until the next annual meeting and until such director’s successor is elected and qualified. Officers are elected and serve at the pleasure of the board of directors.

The following table sets forth the name, age, and position of each of our current directors and executive officers:

Name	Age	Title
William C. Lachmar	52	President and Director
Clarence O. “Clay” Durham, Jr.	87	Director
Jeffrey T. Jensen	30	Secretary/Treasurer and Director

The principal occupation, title, and business experience of our executive officers and directors during the last five years, including the names and locations of employers, are indicated below.

William Lachmar currently serves and has served as our president and a director since inception in 1997 and incorporation in 2002. Mr. Lachmar is a registered geologist in both California and Texas, and is a member of the American Association of Petroleum Geologists, the Association of Ground Water Scientists and Engineers, the Society of Environmental Geoscientists, and the Houston Geological Society. Mr. Lachmar received a B.S. in geology from the University of California at Los Angeles in 1979.

Clay Durham has been a consulting geologist and principal of Durham Geological Associates since 1972 and a principal of Claybill Producing Partners, which has used direct hydrocarbon locating technology to identify areas for subsequent conventional geologic and geophysical verification, since 1997. Mr. Durham earned a B.S. in geology with high honors from the University of Texas at Austin in 1942 and a Ph.D. in geology from Columbia University in 1957. He served as a professor of geology at Louisiana State University from 1957 through 1973.

Jeffrey T. Jensen became our director in August 2007. Mr. Jensen is the president and owner of the Jensen Consulting Group, a business consulting firm he founded in April 2007 that helps start-up companies perform financial analysis, forecast cash flow needs, and draft plans and approaches to secure investment capital. In 2003, he founded Pacific Industrial Contractor Screening, a proprietary online clearinghouse that assists petrochemical companies prequalify contractors, and served as its chief information officer from 2003 through September 2007. In 2005, he founded the Ace International GMAT Prep course for international students seeking advanced business degrees in the United States, which he ran until June 2007. From May 2006 to May 2007 he was a partner in ATW Imports, which imported motor scooters from China. Mr. Jensen earned an M.B.A. from Brigham Young University in 2006 and a B.S. in electrical and computer engineering, magna cum laude, from Brigham Young University in 2003.

Director Independence

Jeffrey T. Jensen and Clay Durham are considered independent members of our board of directors under NASD Rule 5605(a)(2).

Board of Directors’ Meetings and Committees

Board of Directors

Our board of directors held five meetings during 2008 and one meeting to date in 2009. All of our directors were present for each meeting. The directors also discussed our business and affairs informally on numerous occasions throughout the year and took several actions through unanimous written consents in lieu of meetings. We encourage, but do not require, our directors to attend our Annual Meeting. This will be our first Annual Meeting.

Committees

We have an audit committee composed of  Jeffrey T. Jensen and William C. Lachmar. We do not have an audit committee financial expert as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Any transactions we enter into with related parties must be preapproved by the audit committee. Our independent directors comprise our compensation committee. Our board as a whole acts as the nomination committee. We have not designated a separate nominating committee because, with only a three-member board, we believe it is important to have the input and discussion of all three current members. We do not have charters for any of these committees.

The board is willing to consider written suggestions for nominations to the board of directors from our stockholders, which may be sent to our officers at 1306 East Edinger Avenue, Unit C, Santa Ana, California 92705. We do not have any specific minimum qualification that nominees must meet in order to be considered. The board selects nominees for our board of directors based on the board’s assessment of their skills, qualifications, and ability to create value for our stockholders.

Policy on Stockholder Communications with Directors

Stockholders that want to communicate with the board of directors or with any individual director can write to us at 1306 East Edinger Avenue, Unit C, Santa Ana, California 92705. Such letter should indicate that it is from a corporation stockholder. Depending upon the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly if it is a request for information about us or other matter appropriately dealt with by management; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the board of directors, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the directors and make those communications available to the directors on request.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, including our executive officers, a copy of which was attached as Exhibit 14.01 to our Annual Report on Form 10-K for the Year Ended March 31, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons that own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto filed with the Securities and Exchange Commission during or respecting the last fiscal year ended March 31, 2009, no person that, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of our equity securities, or any other person known to be subject to Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act.

Stockholder Proposals

No proposals have been submitted by our stockholders for consideration at the Annual Meeting. It is anticipated that the next annual meeting of stockholders will be held during July 2010. Stockholders may present proposals for inclusion in the Information Statement to be mailed in connection with the 2010 annual meeting of stockholders, provided we receive such proposals no later than March 31, 2010, and they are otherwise in compliance with applicable laws and regulations and the governing provisions of our articles of incorporation and bylaws.

PROPOSAL 1.	ELECTION OF DIRECTORS

Our articles of incorporation provide for the election of the entire board of directors at each annual meeting of stockholders, with each director to serve until the next annual meeting and until such director’s successor is elected and qualified.

The board of directors has nominated William C. Lachmar, Clarence O. “Clay” Durham, Jr., and Jeffrey T. Jensen for reelection as our directors at the Annual Meeting, each to serve until his successor is elected and qualified. Our board of directors unanimously approved the nominations and our majority stockholder has determined to vote all of his shares of common stock in favor of their election.

The information concerning the nominees and directors and their security holdings has been furnished by them to us. Biographical information and business experience of each person nominated are discussed above. (See “Corporate Governance: Executive Officers and Directors.”)

PROPOSAL 2.	RATIFICATION OF THE APPOINTMENT OF HANSEN, BARNETT & MAXWELL, P.C., AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Hansen, Barnett & Maxwell, P.C., has served as our independent registered public accounting firm since September 25, 2006. The board of directors has appointed Hansen, Barnett & Maxwell to act in that capacity for the year ending March 31, 2010.

Although we are not required to submit this appointment to a vote of the stockholders, the board of directors believes it is appropriate as a matter of policy and a desirable corporate governance practice to request that the stockholders ratify the appointment of Hansen, Barnett & Maxwell as our independent registered public accounting firm. The board of directors has unanimously approved the selection of Hansen, Barnett & Maxwell as our independent registered public accounting firm and our majority stockholder has determined to vote all of his shares of common stock in favor of ratifying the appointment of Hansen, Barnett & Maxwell. The board of directors may determine to engage a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and stockholders.

It is anticipated that representatives of Hansen, Barnett & Maxwell will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 4, 2009, the name, address, and stockholdings of each person who owns of record, or was known by us to own beneficially, 5% or more of our common stock currently issued and outstanding; the name and stockholdings of each director; and the stockholdings of all executive officers and directors as a group. Unless otherwise indicated, all shares consist of common stock, and all such shares are owned beneficially and of record by the named person or group:

Name of Person or Group	Nature of Ownership	Amount	Percent
Principal Stockholders:
William C. Lachmar	Common Stock	3,000,000	92.1%
1306 Edinger Avenue, Unit C
Santa Ana, CA 92705

Directors:
William C. Lachmar	----------See above----------

Clarence O. “Clay” Durham, Jr.	Common Stock	--	--
1306 Edinger Avenue, Unit C
Santa Ana, CA 92705

Jeffrey T. Jensen	Common Stock	16,000(1)	*
257 East 200 South, #490
Salt Lake City, UT 84111

All Executive Officers and
Directors as a Group (three persons):	Common Stock	3,016,000(1)	92.6%

_______________

*	Less than 1%.
(1)

Includes 2,000 shares held by Mr. Jensen; 3,000 shares held by his wife, Casey Jensen; 3,000 shares held by CLJ Holdings, LLC, of which Mrs. Jensen is the president; 3,000 shares held by JTJ Holdings, LLC, of which Mrs. Jensen is the president; 2,000 shares held by Jensen Consulting Group, LLC, of which Mrs. Jensen is the president; and 3,000 shares held by Data System Innovations, of which Mr. Jensen is the president.

Equity Compensation Plans

We do not have any securities authorized for issuance under any equity compensation plans.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

We have not entered into any transactions with related parties since the beginning of the fiscal year ended March 31, 2009.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth, for the last three fiscal years, the dollar value of all cash and noncash compensation earned by the person who was our chief executive officer (our “Named Executive Officer”) as of the end of the last fiscal year:

Name and Principal Position	Year Ended March 31	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

William C. Lachmar	2009	$23,806	--	--	--	--	--	--	$23,806
Chief Executive	2008	23,806	--	--	--	--	--	--	23,806
and Financial Officer

We do not have a written employment agreement with Mr. Lachmar. Our current arrangement with Mr. Lachmar is that he serves as our chief executive and financial officer on a full-time basis, for which we pay him an annual salary of $23,806. Mr. Lachmar’s services may be terminated by either party without any required notice.

Our compensation committee reviews our financial condition and internal projections for the following year before setting Mr. Lachmar’s salary.

No other employee received any compensation from us in the fiscal years ended March 31, 2009 and 2008.

We have an informal profit-sharing plan that provides for an additional payment of up to 25% of Mr. Lachmar’s salary. To date, we have not made any payments under this informal plan.

Mr. Lachmar did not receive any equity incentive awards during the fiscal years ended March 31, 2009 and 2008.

We do not have any plans that provide for the payment of any retirement benefits to Mr. Lachmar, and there are no contracts, agreements, plans, or arrangements that provide for any payment to Mr. Lachmar in the event of his resignation, retirement, or other termination of his employment with us.

Directors’ Compensation

Our directors are not compensated for their services.

AUDIT COMMITTEE REPORT

The audit committee oversees the financial reporting process for our company on behalf of our board of directors. In fulfilling its oversight responsibilities, the audit committee reviewed the annual financial statements included in the Annual Report and filed with the Securities and Exchange Commission. The audit committee also reviewed the unaudited financial statements filed with our quarterly reports on Form 10-Q.

The audit committee discussed with management and the independent registered public accountants the acceptability and the quality of the accounting principles used in the financial statements. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, the reasonableness of the significant judgments and management decisions made in developing the financial statements, and the independent registered public accountants’ evaluation of our internal controls.

The audit committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, including those required by PCAOB AU 380, Communication with Audit Committees. In addition, the audit committee discussed with the independent registered public accounting firm its independence from us and our management, including the matters in the written disclosures required by Public Company Accounting Oversight Board Rule 3526; received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and considered whether the provision of nonaudit services was compatible with maintaining the accounting firm’s independence.

The audit committee has also discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by us, and the selection of our independent registered public accountants with our management and our independent registered public accountants.

The audit committee also discussed with management our internal controls and disclosure controls and procedures over financial reporting and the certifications by our principal executive officer and principal financial officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of ours filings with the Securities and Exchange Commission. During 2008, we did not engage Hansen Barnett & Maxwell to perform any management or financial information systems design consulting services.

Pursuant to the reviews and discussions described above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by:	Jeffrey T. Jensen
William C. Lachmar

RELATIONSHIP WITH INDEPENDENT AUDITORS

Audit Fees

We were billed $26,580 and $22,610 for professional services rendered for the audit and reviews of our annual and interim financial statements for fiscal years ended March 31, 2009 and 2008, respectively.

Audit Related Fees

For our fiscal years ended March 31, 2009 and 2008, we did not incur any audit related fees.

Tax Fees

For our fiscal years ended March 31, 2009 and 2008, we did not incur any fees for professional services rendered for tax compliance.

Audit and Nonaudit Service Preapproval Policy

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, the board of directors has, as of September 25, 2006, adopted an informal approval policy that it believes will result in an effective and efficient procedure to preapprove services performed by the independent registered public accounting firm.

Audit Services. Audit services include the annual financial statement audit (including quarterly reviews) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our financial statements. The audit committee preapproves specified annual audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically preapproved by the audit committee. The audit committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope or other items.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that historically have been provided to us by the independent registered public accounting firm and are consistent with the Securities and Exchange Commission’s rules on auditor independence. All audit-related services must be preapproved by the audit committee.

Tax Services. The audit committee must preapprove any tax services.

All Other Services. Other services are services provided by the independent registered public accounting firm that do not fall within the established audit, audit-related, and tax services categories. The audit committee must preapprove any other services.

Procedures. All proposals for services to be provided by the independent registered public accounting firm, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to the audit committee.

OTHER MATTERS

Management does not know of any business other than that referred to herein that may be considered at the Annual Meeting.

By Order of the Board of Directors

GEO POINT TECHNOLOGIES, INC.

Salt Lake City, Utah	/s/ Jeffrey T. Jensen
September 4, 2009	Jeffrey T. Jensen, Secretary